UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 4, 2014 (September 2, 2014)

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 1360
Denver, CO 80202

(Address of principal executive offices, including zip code)

(303) 595-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

In conjunction with the acquisition discussed below, Emerald Oil, Inc. (the “Company”) and its lending syndicate entered into an amendment to the Company’s credit facility to increase the borrowing base under the credit facility from $100 million to $200 million. The redetermined borrowing base shall remain in effect until the earlier of (i) the next scheduled redetermination date or (ii) the date the borrowing base is otherwise adjusted pursuant to the terms of the credit facility. The other terms of the credit facility remained unchanged. The Company had zero outstanding under its credit facility, and therefore full availability.

The foregoing description of the amendment to the credit facility is a summary only and is qualified in its entirety by reference to the complete text of the amendment to the Company’s credit facility, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 2, 2014, the Company completed the previously announced acquisition of certain oil and gas properties and assets located McKenzie, Billings and Dunn Counties of North Dakota from an unrelated third party. The total consideration paid was approximately $70.2 million in cash and the assignment of approximately 4,300 net acres located in Williams County, North Dakota.

The foregoing summary of the transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase and Sale Agreement, which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q on August 4, 2014, and is incorporated herein by reference (the “Purchase and Sale Agreement”). The representations and warranties of the parties in the Purchase and Sale Agreement are, in many respects, qualified by materiality and limited to the knowledge of the entity making the representation and warranty, but their accuracy forms the basis of one of the conditions to the obligations of the parties to complete the transaction. These representations and warranties were made only for purposes of the Purchase and Sale Agreement and as of specific dates, were solely for the benefit of the parties thereto, and are subject to limitations agreed to between the parties, including that they are qualified by disclosures between the parties that are not included with this report. Accordingly, investors and third parties should not rely on these representations and warranties as independent characterizations of the actual state of facts at the time they were made or otherwise but should consider them together with the other information that the Company has disclosed in other filings with the SEC.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished as part of this current report on Form 8-K:

2.1	Purchase and Sale Agreement, dated as of August 1, 2014, by and between Emerald Oil, Inc., Emerald WB LLC, Liberty Resources Management Company, LLC, Liberty Resources Bakken Operating, LLC, and Liberty Resources II, LLC (filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q filed on August 4, 2014 and incorporated herein by reference).

10.1	First Amendment to Credit Agreement, by and among Emerald Oil, Inc., the guarantors party thereto, Wells Fargo, National Association and the lenders party thereto, dated as of September 2, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.

Date: September 4, 2014	By:	/s/ Paul Wiesner
Paul Wiesner
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	ITEM

2.1

Purchase and Sale Agreement, dated as of August 1, 2014, by and between Emerald Oil, Inc., Emerald WB LLC, Liberty Resources Management Company, LLC, Liberty Resources Bakken Operating, LLC, and Liberty Resources II, LLC (filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q filed on August 4, 2014 and incorporated herein by reference).

10.1	First Amendment to Credit Agreement, by and among Wells Fargo, National Association, the guarantors party thereto, and the lenders party thereto, dated as of September 2, 2014.